Exhibit 99.1

Thorne HealthTech Reports Second Quarter 2022 Results

Revises Full-Year 2022 Guidance

NEW YORK, August 9, 2022 /PRNewswire/ -- Thorne HealthTech, Inc. (“Thorne HealthTech”, “Thorne” or the “Company”) (NASDAQ: THRN), a leader in developing personalized, innovative solutions to help people live healthier, longer lives, today announced its financial results for the second quarter ended June 30, 2022.

Second Quarter Highlights:

•
Net sales grew 30.7% year-over-year to $56.1 million, with direct-to-consumer (DTC) sales growth of 69.6%
•
Gross profit grew 37.0% year-over-year to $31.4 million; gross margin increased 260 basis points year over year to 55.9%
•
Net loss attributable to common stockholders of $5.6 million; adjusted EBITDA loss of $1.4 million
•
Diluted loss per share of $0.11; adjusted diluted loss per share of $0.05
•
Revised full-year 2022 guidance for projected net sales of $235 million to $242 million; adjusted EBITDA of $28 million to $32 million; and adjusted earnings per share (EPS) of $0.36 to $0.39; previously issued guidance for projected gross margin of 53% to 55% reaffirmed

“I am pleased to report record quarterly net sales, which grew 30.7% over the second quarter of last year, with continued gross margin expansion to 55.9% for the quarter,” said Paul Jacobson, Thorne HealthTech’s chairman and CEO. “We completed our largest marketing campaign to date to drive brand awareness and strengthen our long-term positioning as a leading provider of personalized solutions and supplements that empower individuals to live healthier longer and achieve peak performance.”

Mr. Jacobson added, “While sales performance was solid across our portfolio, we have continued to experience disruptions in international end markets, mostly from the conflict in Ukraine and Russia. As a result, we no longer anticipate fully offsetting the disruptions with new business this year and are therefore reducing net sales and adjusted EBITDA guidance. Importantly, we expect our gross margin profile, the return of marketing spend to normal levels and SG&A leverage in the second half of 2022 to result in strong adjusted EBITDA growth, as reflected in our revised full-year guidance.”

Net Sales

The following tables provide a summary of sales by channel for the three and six months ended June 30, 2022, compared to the three and six months ended June 30, 2021:

	Three Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
DTC	$28,883	$17,032	$11,851	69.6%	51.5%	39.7%
Professional/B2B (1)	27,185	25,858	1,327	5.1%	48.5%	60.3%
Net sales	$56,068	$42,890	$13,178	30.7%	100.0%	100.0%

	Six Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
DTC	$54,693	$36,436	$18,257	50.1%	49.4%	41.7%
Professional/B2B (1)	56,043	50,938	5,105	10.0%	50.6%	58.3%
Net sales	$110,736	$87,374	$23,362	26.7%	100.0%	100.0%

(1) “Professional” is generally in reference to the Company’s network of health professionals; and “B2B” is generally in reference to business-to-business customers.

As of June 30, 2022, the number of active subscriptions grew 54.0% to 300,031, compared to 194,778 as of June 30, 2021.

For the three months ended June 30, 2022, the Company’s annual life-time value (LTV) to customer acquisition cost (CAC) ratio was 1.8x, compared to 4.6x for the three months ended June 30, 2021. For the six months ended June 30, 2022, the Company’s LTV to CAC ratio was 2.7x, compared to 5.2x for the six months ended June 30, 2021. The increases in CAC and resulting decreases in the LTV to CAC ratios for the three and six months ended June 30, 2022 were primarily due to increased marketing expenses from the Company’s Redefining Healthy Aging Campaign that occurred during the second quarter of 2022.

Cost of Sales and Gross Profit

The following tables provide a summary of cost of sales and gross profit for the three and six months ended June 30, 2022, compared to the three and six months ended June 30, 2021:

	Three Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Net sales	$56,068	$42,890	$13,178	30.7%	100.0%	100.0%
Cost of sales	24,704	19,994	4,710	23.6%	44.1%	46.6%
Gross profit	$31,364	$22,896	$8,468	37.0%	55.9%	53.4%

	Six Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Net sales	$110,736	$87,374	$23,362	26.7%	100.0%	100.0%
Cost of sales	49,255	41,241	8,014	19.4%	44.5%	47.2%
Gross profit	$61,481	$46,133	$15,348	33.3%	55.5%	52.8%

Operating Expenses

The following tables provide a summary of select operating expenses for the three and six months ended June 30, 2022, compared to the three and six months ended June 30, 2021:

	Three Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Research and development	$1,744	$1,136	$608	53.5%	3.1%	2.6%
Marketing	17,267	5,046	12,221	242.2%	30.8%	11.8%
Selling, general and administrative	18,506	12,334	6,172	50.0%	33.0%	28.8%
Write-off of acquired Drawbridge in-process research and development	—	1,563	(1,563)	(100.0)%	0.0%	3.6%

	Six Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Research and development	$3,711	$2,043	$1,668	81.6%	3.4%	2.3%
Marketing	22,998	9,285	13,713	147.7%	20.8%	10.6%
Selling, general and administrative	36,143	23,571	12,572	53.3%	32.6%	27.0%
Write-off of acquired Drawbridge in-process research and development	—	1,563	(1,563)	(100.0)%	0.0%	1.8%

For the three and six months ended June 30, 2022, the increase in marketing expense as a percentage of sales over the comparable prior year periods was due to planned spend associated with the Company’s Redefining Healthy Aging Campaign that occurred during the second quarter of 2022.

Net Income (Loss) and Diluted Earnings (Loss) Per Share

The following tables provide a summary of net income (loss) attributable to common stockholders, adjusted EBITDA, adjusted net income (loss), diluted earnings (loss) per share and adjusted diluted earnings (loss) per share for the three and six months ended June 30, 2022, compared to the three and six months ended June 30, 2021:

	Three Months Ended June 30,
	Amounts		Year-Over-Year
	2022	2021	$ Change	% Change[2]
(dollars in thousands, except per share amounts)
Net income (loss) attributable to common stockholders	$(5,591)	$-	$(5,591)	n.m.
Adjusted EBITDA	(1,443)	5,719	(7,162)	(125.2)%
Adjusted net income (loss)	(2,698)	3,925	(6,623)	(168.7)%
Diluted earnings (loss) per share	$(0.11)	$-	$(0.11)	n.m.
Adjusted diluted earnings (loss) per share	$(0.05)	$0.22	$(0.27)	(122.7)%

	Six Months Ended June 30,
	Amounts		Year-Over-Year
	2022	2021	$ Change	% Change[2]
(dollars in thousands, except per share amounts)
Net income (loss) attributable to common stockholders	$(612)	$-	$(612)	n.m.
Adjusted EBITDA	7,209	14,069	(6,860)	(48.8)%
Adjusted net income (loss)	3,853	10,299	(6,446)	(62.6)%
Diluted earnings (loss) per share	$(0.01)	$-	$(0.01)	n.m.
Adjusted diluted earnings per share	$0.07	$0.58	$(0.51)	(87.9)%

(2) Not meaningful (n.m.) year-over-year comparison as it relates to the percentage change due to net loss in the current period and no comparative in the prior period.

Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings (loss) per share are provided in the “Non-GAAP Financial Measures” section of this press release.

Financial Position

As of June 30, 2022, the Company had $27.8 million in unrestricted cash and cash equivalents and $2.1 million of debt outstanding, inclusive of $0.7 million attributable to finance lease liabilities.

Financial Guidance

In connection with reporting its first quarter results, the Company disclosed it was (i) impacted by higher than anticipated exposure of certain U.S. based distribution partners to end consumers in Ukraine and Russia and (ii) that its guidance assumed then-existing global business conditions would not further deteriorate. Since reporting first quarter results, the Company has experienced incremental disruptions in international end markets which are not expected to be fully offset by contributions from new business or improved international conditions this year. As a result, the Company is revising its full-year guidance ranges downward for each of net sales and adjusted EBITDA while reaffirming its previously issued gross margin guidance.

The following table presents the Company’s (i) prior guidance, (ii) revised guidance, and (iii) the corresponding growth rates over full-year 2021 results at the low and high ends of the revised guidance ranges for each measure:

	Revised Guidance		Prior Guidance
	Low - High	Low - High (Y/Y%)	Low - High
Net sales	$235 million - $242 million	26.9% - 30.6%	$ 240 million - $250 million
Gross margin	53% - 55%	—	53% - 55%
Adjusted EBITDA	$28 million - $32 million	36.1% - 55.6%	$30 million - $35 million
Adjusted EPS	$0.36 - $0.39	n.m.	$0.28 - $0.30

The Company’s revised guidance assumes the following:

•
Foreign exchange rates will remain in effect for the remainder of the year
•
Marketing expenses of between 14% and 15% of net sales, a reduction compared to prior guidance, with remaining marketing expenses for the second half of 2022 weighted slightly higher in the third quarter than in the fourth quarter

•
For adjusted net income and adjusted EPS, revised guidance also assumes (i) an estimated full-year adjusted tax rate of 10% and (ii) diluted weighted-average shares outstanding of 57.5 million as of December 31, 2022, down from the prior estimate of 62.0 million due to the dilutive effect of the Company’s outstanding options and warrants on the projected number of diluted weighted average shares outstanding for the full-year

Webcast and Conference Call Details

The Company will host a conference call on Wednesday, August 10, 2022, at 8 a.m. (U.S. Eastern Time) to discuss its second quarter 2022 financial results. A live webcast of the call can be accessed by logging onto the investors section of the Thorne HealthTech website at https://investors.thornehealthtech.com. A replay will be available on the same website after the call.

In addition, the conference call can be accessed over the phone by dialing +1 844 200 6205 for U.S. callers, or +1 929 526 1599 for international callers, approximately 10 minutes prior to the start time. An audio replay will be available for 7 days following the call. To access the replay, dial +1 866 813 9403 (U.S.) or +44 204 525 0658 (International). The access code for the live call and replay is 713206.

About Thorne HealthTech

Thorne HealthTech is a leader in developing innovative solutions for delivering personalized approaches to health and wellness. As a science-driven wellness company that empowers individuals with the support, education, and solutions they need to achieve healthy aging – living healthier longer – Thorne utilizes testing and data to create improved product efficacy and to deliver personalized solutions to consumers, health professionals, and corporations. Predicated on the power of the individual, Thorne leverages artificial intelligence models to provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime. Thorne is the only supplement manufacturer that collaborates with Mayo Clinic on health and wellness research and content, and is trusted by more than five million customers, 46,000+ health-care professionals, thousands of professional athletes, and more than 100 professional sports teams and U.S. National Teams. For more information, visit Thorne.com.

Contacts

Investors:	Media:
Thomas Wilson	media@thorne.com
investors@thorne.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this news release, including, without limitation, statements regarding the conditions of our industry, our future results of operations and financial position, business strategy, development plans, expected research and development costs, regulatory strategy, product and service development, sales and marketing activities, international expansion efforts, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “guidance,” “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this news release include, but are not limited to, statements regarding financial guidance, market opportunity, ability to penetrate the market, expanded product offerings and expectations for growth. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements are current only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 16, 2022 and Quarterly Report on Form 10-Q, which we plan to file on or about August 10, 2022, and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Non-GAAP Financial Measures

To provide investors with additional information regarding its financial results, the Company has provided certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: earnings or loss before interest, taxes, depreciation and amortization (EBITDA), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings (loss) per share.

The Company calculates EBITDA, a non-GAAP financial measure, as net income or loss excluding depreciation and amortization, interest expense and income taxes. EBITDA margin represents EBITDA as a percentage of net sales. The Company calculates adjusted EBITDA, a non-GAAP financial measure, by further excluding non-cash items for stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge Transaction, guarantee fees, income or loss from equity interests in unconsolidated affiliates and transaction costs related to mergers and acquisitions. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales. The Company calculates adjusted net income or loss, a non-GAAP financial measure, as net income or loss excluding (i) stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge transaction, guarantee fees, income or loss from equity in unconsolidated affiliates and transaction costs related to mergers and acquisitions and (ii) utilizing an adjusted provision for income taxes based on the Company’s estimate of applicable statutory rates.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income or loss, net income or loss and other GAAP measures of income and loss. The Company has included EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss and adjusted diluted earnings (loss) per share in this press release because they are key measures used by the Company’s management to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses or income in calculating adjusted EBITDA and adjusted net income (loss) facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and adjusted EBITDA and adjusted net income or loss, together with a reconciliation of net income or loss to each such measure, helps investors make comparisons between Thorne HealthTech and other companies that may have different capital structures, different tax rates and different forms of employee compensation. Each of EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss and adjusted diluted earnings (loss) per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

The Company has not reconciled the forward-looking adjusted EBITDA and adjusted diluted earnings (loss) per share guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), certain fair value measurements, acquisition transactions and integration, tax items and others that may arise during the year, each of which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Thorne HealthTech, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$27,810,526	$51,100,915
Accounts receivable, net	10,313,916	5,285,321
Related party receivables	32,685	366,590
Inventories, net	60,471,468	41,012,124
Prepaid expenses and other current assets	1,951,700	3,494,473
Total current assets	100,580,295	101,259,423

Restricted cash	4,900,000	4,900,000
Property and equipment, net	30,764,406	27,030,400
Operating lease right-of-use assets, net	16,203,487	17,836,756
Finance lease right-of-use assets	716,402	883,076
Intangible assets, net	16,089,408	6,592,316
Goodwill	16,541,041	14,440,683
Investments	1,400,000	400,000
Equity-method investments	994,534	963,685
Other related party receivables	151,300	—
Other assets	1,045,460	993,538
Total assets	$189,386,333	$175,299,877

Thorne HealthTech, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
	(unaudited)
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current Liabilities
Accounts payable	$25,693,495	$16,889,756
Accrued payroll	2,927,550	2,526,917
Other accrued expenses	2,573,760	1,144,573
Related party payable	874,870	1,634,775
Current portion of operating lease liabilities	1,599,190	2,633,236
Current portion of finance lease liabilities	391,003	413,487
Current portion of long-term debt	508,844	494,173
Total current liabilities	34,568,712	25,736,917
Long-term Liabilities
Operating lease liabilities, net of current portion	27,026,923	27,605,739
Finance lease liabilities, net of current portion	348,352	482,544
Long-term debt, net of current portion	825,488	1,083,634
Warrant liability	1,529,586	2,058,566
Total liabilities	64,299,061	56,967,400

Series E convertible preferred stock; par value $0.01, 0 shares authorized as of June 30, 2022 and December 31, 2021; 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Stockholders’ Equity
Common stock; par value $0.01, 200,000,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 52,733,269 and 52,554,214 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	527,333	525,542
Common stock, Class B; no par value, 0 shares authorized as of June 30, 2022 and December 31, 2021; 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	255,557,384	250,163,984
Accumulated deficit	(132,769,662)	(132,158,016)
Accumulated other comprehensive loss	(186,200)	—
Total stockholders’ equity —Thorne HealthTech, Inc.	123,128,855	118,531,510
Non-controlling interest	1,958,417	(199,033)
Total stockholders’ equity	125,087,272	118,332,477
Total liabilities, convertible preferred stock and stockholders’ equity	$189,386,333	$175,299,877

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$56,067,826	$42,889,965	$110,736,024	$87,373,705
Cost of sales	24,704,294	19,994,229	49,254,885	41,240,751
Gross profit	31,363,532	22,895,736	61,481,139	46,132,954
Operating expenses:
Research and development	1,743,812	1,135,771	3,711,478	2,042,941
Marketing	17,267,461	5,045,945	22,997,714	9,284,962
Selling, general and administrative	18,505,610	12,333,837	36,143,291	23,571,140
Write-off of acquired Drawbridge in-process research and development	—	1,563,015	—	1,563,015
Income (loss) from operations	(6,153,351)	2,817,168	(1,371,344)	9,670,896
Other income (expense), net:
Interest expense, net	(31,514)	(81,256)	(61,671)	(363,901)
Guarantee fees	—	(140,407)	—	(279,271)
Change in fair value of warrant liability	594,899	317,725	528,980	(1,310,026)
Loss on Drawbridge Transaction	—	(165,998)	—	(165,998)
Other income (expense), net	(13,761)	38,143	44,094	38,143
Total other income (expense), net	549,624	(31,793)	511,403	(2,081,053)
Income (loss) before income taxes and loss from equity interests in unconsolidated affiliates	(5,603,727)	2,785,375	(859,941)	7,589,843
Income tax expense	174,553	3,008	207,098	43,538
Net income (loss) before loss from equity interests in unconsolidated affiliates	(5,778,280)	2,782,367	(1,067,039)	7,546,305
Gain (loss) from equity interests in unconsolidated affiliates	11,037	(3,115,658)	11,037	(3,173,106)
Net income (loss)	(5,767,243)	(333,291)	(1,056,002)	4,373,199
Net loss — non-controlling interest	(176,538)	(245,061)	(444,356)	(245,061)
Net income (loss) attributable to Thorne HealthTech, Inc.	(5,590,705)	(88,230)	(611,646)	4,618,260
Undistributed earnings (loss) attributable to Series E convertible preferred stockholders	—	(88,230)	—	4,618,260
Net income (loss) attributable to common stockholders	$(5,590,705)	$—	$(611,646)	$—

Earnings (loss) per share:
Basic	$(0.11)	$—	$(0.01)	$—
Diluted	$(0.11)	$—	$(0.01)	$—
Weighted average common shares outstanding:
Basic	52,731,604	17,650,035	52,648,653	17,650,035
Diluted	52,731,604	17,650,035	52,648,653	17,650,035

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities
Net income (loss)	$(1,056,002)	$4,373,199
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	2,865,599	2,261,969
Change in fair value of warrant liability	(528,980)	1,310,026
Non-cash lease expense	1,852,780	2,953,727
Stock-based compensation	5,151,248	534,665
Non-cash interest expense	1,285	—
Change in inventory and receivable reserves	(164,045)	(62,462)
(Gain) loss from equity interests in unconsolidated affiliates	(11,037)	3,173,106
Loss on Drawbridge Transaction	—	165,998
Write-off of acquired Drawbridge in-process research and development	—	1,563,015
Other non-cash	(38,628)	—
Change in operating assets and liabilities
Accounts receivable	(5,007,492)	(3,607,072)
Related party receivables	182,605	(618,575)
Related party payables	(759,905)	401,509
Inventories	(19,321,200)	(11,411,154)
Prepaid expenses and other assets	1,515,266	(611,863)
Accounts payable and accrued liabilities	9,923,479	3,704,343
Operating lease liabilities	(1,612,862)	(3,244,257)
Net cash provided by (used in) operating activities	(7,007,889)	886,174
Cash Flows from Investing Activities
Purchase of property and equipment	(2,226,073)	(1,136,975)
Acquisition of Nutrativa, net of cash acquired	(14,862,287)	—
Acquisition of Drawbridge Health assets, net of cash acquired	—	(1,412,279)
Purchase of investment in unconsolidated subsidiaries	(1,000,000)	—
Purchase of license agreements	(375,000)	(563,470)
Net cash used in investing activities	(18,463,360)	(3,112,724)
Cash Flows from Financing Activities
Payments on long-term debt and finance leases	(452,989)	(324,938)
Payment of deferred offering costs	—	(2,990,760)
Debt issuance costs	(25,700)	—
Proceeds from issuance of ownership interest in consolidated subsidiary	2,601,806	—
Proceeds from exercise of stock options	243,943	—
Net cash provided by (used in) financing activities	2,367,060	(3,315,698)

Effect of exchange rate changes on cash and restricted cash	(186,200)	—
Net decrease in cash and restricted cash	(23,290,389)	(5,542,248)
Cash, cash equivalents and restricted cash, beginning of period	56,000,915	15,262,094
Cash, cash equivalents and restricted cash, end of period	$32,710,526	$9,719,846

Thorne HealthTech, Inc.

Reconciliations of Non-GAAP Financial Measures

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to common stockholders	$(5,590,705)	$—	$(611,646)	$—
Undistributed earnings (loss) attributable to Series E convertible preferred stockholders	—	(88,230)	—	4,618,260
Net income (loss) attributable to Thorne HealthTech, Inc.	(5,590,705)	(88,230)	(611,646)	4,618,260
Net loss — non-controlling interest	(176,538)	(245,061)	(444,356)	(245,061)
Net income (loss)	$(5,767,243)	$(333,291)	$(1,056,002)	$4,373,199

EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$(5,767,243)	$(333,291)	$(1,056,002)	$4,373,199
Net income (loss) margin	(10.3)%	(0.8)%	(1.0)%	5.0%
Depreciation and amortization	1,523,749	1,276,568	2,865,599	2,261,969
Interest expense, net	31,514	81,256	61,671	363,901
Income tax expense	174,553	3,008	207,098	43,538
EBITDA	(4,037,427)	1,027,541	2,078,366	7,042,607
EBITDA margin	(7.2)%	2.4%	1.9%	8.1%
Adjustments:
Stock-based compensation	3,141,836	24,143	5,151,248	534,665
Change in fair value of warrant liability	(594,899)	(317,725)	(528,980)	1,310,026
Write-off of acquired Drawbridge in-process research and development	—	1,563,015	—	1,563,015
Loss on Drawbridge Transaction	—	165,998	—	165,998
Guarantee fees	—	140,407	—	279,271
(Gain) loss from equity interests in unconsolidated affiliates	(11,037)	3,115,658	(11,037)	3,173,106
Acquisition costs	58,825	—	519,236	—
Adjusted EBITDA	$(1,442,702)	$5,719,037	$7,208,833	$14,068,688
Adjusted EBITDA margin	(2.6)%	13.3%	6.5%	16.1%

Adjusted Net Income (Loss) Reconciliation
Net income (loss)	$(5,767,243)	$(333,291)	$(1,056,002)	$4,373,199
Income tax expense	174,553	3,008	207,098	43,538
Stock-based compensation	3,141,836	24,143	5,151,248	534,665
Change in fair value of warrant liability	(594,899)	(317,725)	(528,980)	1,310,026
Write-off of acquired Drawbridge in-process research and development	—	1,563,015	—	1,563,015
Loss on Drawbridge Transaction	—	165,998	—	165,998
Guarantee fees	—	140,407	—	279,271
(Gain) loss from equity interests in unconsolidated affiliates	(11,037)	3,115,658	(11,037)	3,173,106
Acquisition costs	58,825	—	519,236	—
Adjusted net income (loss) before adjusted tax expense	(2,997,965)	4,361,213	4,281,563	11,442,818
Adjusted income tax expense (benefit)	(299,797)	436,121	428,156	1,144,282
Adjusted net income (loss)	$(2,698,169)	$3,925,092	$3,853,407	$10,298,536

Diluted weighted-average shares outstanding (1)	53,860,506	17,650,035	53,285,128	17,650,035
Adjusted diluted earnings (loss) per share	$(0.05)	$0.22	$0.07	$0.58

(1) Inclusive of 1,128,902 and 636,475 dilutive shares used in the calculation of adjusted diluted earnings (loss) per share for the three and six months ended June 30, 2022, respectively.